UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  October 24, 2005
                Date of Report (Date of Earliest Event Reported)

                               CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)

Delaware                        000-31989                       54-1987541

(State or other            (Commission File No.)           (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)
                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 22182
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (703) 761-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 _____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2005, the Board of Directors (the "Board") of Convera Corporation (the "Company"), upon recommendation of the Compensation Committee of the Board and the unanimous approval of the independent members of the Board, approved certain modified severance benefits for the Company's President and Chief Executive Officer, Patrick C. Condo. Specifically, the Board approved the following severance arrangements for Mr. Condo:

(a) If Mr. Condo's employment is terminated without cause or he resigns for good reason (as such terms were defined by the Board), Mr. Condo will be entitled to 18 months of salary continuance, 1.5 times his target bonus for the year of termination, 18 months' accelerated vesting of all options held by Mr. Condo and 18 months' medical benefits coverage (either by reimbursement, continued coverage or replacement coverage) (collectively, the "Severance Benefits"). In addition, the restricted stock award made to Mr. Condo pursuant to an agreement dated May 20, 2003, as amended on May 18, 2004 (the "Restricted Stock Award"), of which 300,000 shares are presently unvested, will vest in full upon termination without cause and will be subject to 18 months' additional vesting in the event he resigns for good reason. In order for Mr. Condo to receive the above benefits, he will be required to release the Company from all claims and agree to an 18-month non-compete and non-solicitation agreement.

(b) If Mr. Condo is terminated without cause or resigns for good reason within 18 months following a change of control of the Company, he will receive the same Severance Benefits described above. In addition, upon a change of control of the Company, the unvested portion of the Restricted Stock Award will vest in full.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                      CONVERA CORPORATION


                                       By:      /s/  PATRICK C. CONDO
                                                Patrick C. Condo
                                               Chief Executive Officer

Date:  October 28, 2005